Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-86467 on Form S-8 of our report dated June 2, 2006 appearing in this Annual Report on Form 11-K of Wisconsin Energy Corporation Employee Retirement Savings Plan for the year ended December 31, 2005.

/s/Clifton Gunderson LLP

Milwaukee, Wisconsin
June 8, 2006